Amneal and Metsera Announce Strategic Collaboration to Develop and Supply Portfolio of Next- Generation Medicines for Obesity and Metabolic Diseases Amneal to construct state-of-the-art manufacturing facilities and utilize existing manufacturing network to ensure supply of Metsera’s portfolio of novel injectable and oral development programs, including GLP-1 and amylin receptor agonists Agreement provides Amneal with a new high-growth vector to drive long-term value creation Metsera gains high-quality, efficient, large-scale manufacturing capabilities for its portfolio to enable rapid product development and anticipated commercial launches October 1, 2024 BRIDGEWATER, N.J. and NEW YORK -- Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX) (“Amneal” or the “Company”), a global pharmaceutical company, and Metsera, Inc. (“Metsera”), a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases, today announced that they have entered into a collaboration agreement to enable the efficient development and large-scale supply of a portfolio of new weight loss medicines globally. The collaboration positions Amneal and Metsera to deliver weight loss and metabolic disease medicines at scale. Among other compelling aspects of the collaboration, it is important to know that: • Metsera is advancing a portfolio of next-generation therapies for obesity and metabolic diseases, including ultra-long acting injectable and oral nutrient stimulated hormone (NuSH) analogs and combinations designed with best-in-class profiles. With a library of over 20,000 NuSH peptide analogs and peptide/antibody conjugates, Metsera aims to address the increasing demand and future needs of the highly dynamic global obesity and diabetes landscape across a broad range of modalities. • Metsera recently announced highly competitive results from the Phase 1 clinical trial of its glucagon-like peptide-1 (GLP-1) receptor agonist injectable, MET-097. The randomized, placebo- controlled, double-blind Phase 1 trial demonstrated that MET-097 achieved significant and durable weight loss. MET-097 is expected to be the first drug manufactured under Amneal and Metsera’s collaboration. • Amneal has leading global product development and manufacturing capabilities, including in-house API and sterile fill-finish manufacturing, which complement Metsera’s offerings. Amneal has deep expertise in complex pharmaceutical manufacturing and a strong track record of delivering quality and innovation at scale, which includes developing, manufacturing and distributing a diverse portfolio of over 280 pharmaceutical products. • Amneal is expediting its entry into the rapidly growing global obesity market while leveraging its core competencies: science-driven product development, high-quality and cost- effective manufacturing, and the ability to rapidly scale-up and execute. Under the terms of the agreement, Amneal will serve as Metsera’s preferred supply partner for developed markets, including the United States and Europe. Amneal will also be granted a license to commercialize Metsera’s products in select emerging markets, including India and certain countries in Southeast Asia, Africa and the Middle East. Amneal will construct two new greenfield manufacturing facilities in India, one for peptide synthesis and one for sterile fill-finish manufacturing. The new site, which will house both facilities, is expected to break ground later this year, with a total net cost to Amneal of between $150 million and $200 million over the next four to five years, net of contributions from Metsera and government incentives. Additionally, Amneal will support Metsera with certain product development activities, including drug substance manufacturing, product formulation and drug-device development. “GLP-1s and other breakthrough obesity therapies have significant and wide-ranging health benefits for patients. Amneal is deeply committed to providing access to high-quality, affordable and essential medicines, including those in new categories. Through this strategic collaboration, we have the opportunity to extend our mission to a new portfolio of injectable and oral weight loss therapies. We are excited to work with Metsera and apply Amneal’s deep expertise in complex pharmaceutical manufacturing to bring these programs to market,” said Chirag and Chintu Patel, Co-Chief Executive Officers of Amneal. Whit Bernard, Chief Executive Officer of Metsera, said, “With this collaboration, we have secured high- quality development and commercial scale capacity for our broad portfolio of ultra-long-acting injectable and oral NuSH analogs. Collaborating with Amneal brings dedicated access to unique capabilities and capacity not typically available to biotech firms at an early stage. These comprise access to Amneal’s drug substance manufacturing, product formulation and drug-device development capabilities, including its in-house API and sterile fill-finish, through both established and new state-of-the-art facilities.” About Amneal Amneal Pharmaceuticals, Inc. (Nasdaq: AMRX), headquartered in Bridgewater, NJ, is a global pharmaceutical company. We make healthy possible through the development, manufacturing, and distribution of a diverse portfolio of over 280 pharmaceutical products, primarily within the United States. In its Generics segment, the Company is expanding across a broad range of complex product categories and therapeutic areas, including injectables and biosimilars. In its Specialty segment, Amneal has a growing portfolio of branded pharmaceuticals focused primarily on central nervous system and endocrine disorders, with a pipeline focused on unmet needs. Through its AvKARE segment, the Company is a distributor of pharmaceuticals and other products for the U.S. federal government, retail, and institutional markets. For more information, please visit www.amneal.com. About Metsera Metsera is a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases. Metsera is advancing a broad portfolio of injectable and oral nutrient- stimulated hormone analogs (incretins and non-incretins, including combinations with potential best-in- class profiles to address multiple weight loss targets and meet the future needs of a rapidly evolving commercial landscape. Founded in 2022 by Population Health Partners and ARCH Venture Partners, Metsera is based in New York City. For more information, please visit us at www.metsera.com and follow us on LinkedIn. Forward-Looking Statements Certain statements contained herein, regarding matters that are not historical facts, may be forward- looking statements (as defined in the U.S. Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations, financial results, or forecasts for the future, including among other things: discussions of future operations; expected or estimated operating results and financial performance; and statements regarding our positioning, including our ability to drive sustainable long-term growth, and other non- historical statements. Words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and similar words, or the negatives thereof, are intended to identify estimates and forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent reports on Forms 10-Q and 8-K. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Amneal Contact Anthony DiMeo VP, Investor Relations anthony.dimeo@amneal.com Metsera Contact Dan Budwick 1AB dan@1abmedia.com